EX-99.77J REVALUATION
Exhibit 77(j)(b) - Restatement of Capital Accounts

For the year ended September 30, 2016, the Chase Funds made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed
Accumulated Net

Net Investment
Realized
Paid-in

Income/(Loss)
Gain/(Loss)
Capital
Growth Fund

$124,348
$(540,218)
$415,870
Mid-Cap Fund

19,012
(299,782)
280,770

The reclassifications have no effect on net assets or net asset value per share.

For the year ended September 30, 2016, the Poplar Forest Funds made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed
Accumulated

Net Investment
Net Realized

Income/(Loss)
Gain/(Loss)
Paid-in Capital
Partners Fund
$                     -
$                  -
$                          -
Outliers Fund
              -
544,109
(544,109)
Cornerstone Fund
-
1,907,921
              (1,907,921)

For the year ended September 30, 2016, the Scharf Funds made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed
Accumulated

Net Investment
Net Realized

Income
Gain/(Loss)
Paid-in Capital
Scharf Fund
$5,145
$(5,145)
$0
Scharf Balanced

   Opportunity Fund
12,324
               (12,308)
(16)
Scharf Global

   Opportunity Fund
(5,424)
(1,063)
6,487
Scharf Alpha

   Opportunity Fund
122,449
315,571
(438,020)

The reclassifications have no effect on net assets or net asset value per share.